MOORE STEPHENS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS



                         CONSENT OF INDEPENDENT AUDITORS


           We hereby consent to the use in the registration statement of our report dated August 16, 2002, except for Note 18, as to which the date is October 2, 2002 relating to the financial statements of Tengtu International Corp. and Subsidiaries for June 30, 2002, and 2001, and to the reference to our firm under the caption "Experts" in the Prospectus.



                                                    /S/ MOORE STEPHENS, P.C.
                                                    ------------------------
                                                    Moore Stephens, P.C.
                                                    Certified Public Accountants



New York, New York
November 4, 2002